Exhibit 10.1




                          STRATEGIC ALLIANCE AGREEMENT

WHEREAS, Gridline Communications Holdings, Inc. (GCH), a Delaware Corporation and the Ibero American Science and Technology Education Consortium (ISTEC) a 501C3 Not for Profit Organization, believe that it is in their mutual best interests to pursue opportunities to provide high speed broadband internet and associated services, products and equipment to ISTEC members and affiliates, as further defined in Section 1 below, pursuant to this Agreement and by way of a Strategic Alliance relationship established in accordance with the terms and subject to the conditions set forth below.

      NOW, THEREFORE, in consideration of the foregoing and the premises and agreements set forth herein, and upon the terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

      1. PURPOSE. The purpose of the Strategic Alliance shall be to a) provide broadband, high speed internet and associated services, products and equipment to ISTEC members and member affiliates and b) create a financial mechanism consistent with the requirements and restrictions of an operating Not for Profit Organization, in order to;

      a). Enable and propagate broadband access to critical and necessary information and;

      b). Provide full web based services and applications through the broadband access and;

      c). to engage in all other activities and transactions that are necessary in furtherance of that purpose (the "OPERATIONS").

      2. LIMITATION ON BUSINESS. The business of the Strategic Alliance shall be limited to the conduct of Operations within the ISTEC Membership and affiliates. Operations outside the Membership and affiliates shall be agreed to by the parties on a case by case basis.

      3. STRATEGIC ALLIANCE PARTY RESPONSIBILITIES.

         A) GLCH shall be responsible for the following:

         o Design, deployment, installation and testing of all SA deployed products

         o  Ongoing provisioning and management of the deployed network(s).

         o Interfacing and coordinating with ISTEC to insure the operation(s) is consistent with ISTEC requirements and needs.

         o Insuring that clients have access to ISTEC information and data archives as appropriate.

         o  Client maintenance and support as required.

         o Customer Care, Client Billing, Financial management of the operation.

         o All Product Liabilities that may arise, so long as product(s) remain in an unmodified state.

B) ISTEC shall be responsible for the following:

         o  Provide and manage prospect introductions.

         o Assist with securing client(s) and advise on client activity as mutually agreed.

         o  Provide assistance in these client operating areas as required.

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         o  Assist GLCH in securing the necessary rights/authorizations for connectivity to the client facilities, as necessary.

      5. BASIC FINANCIAL MATTERS. GLCH hereby agrees to a) issue 1,000,000 shares of GLCH 144 Restricted Common shares to ISTEC, and b) set aside 10% of all revenues generated from GLCH products and services sold to ISTEC members and affiliates. Such funds shall be distributed to ISTEC for the use in the furtherance of ISTEC's mission and charter and shall be disbursed to ISTEC in such fashion and method consistent with requirements of a 501C3 organization.

Such distributions shall take place within 15 days of the end of each quarterly fiscal period.

      6. CO-MARKETING, CO-BRANDING. The Parties to this agreement shall participate in Co-Marketing and Co-Branding of products and services provided/to be provided under this SA Agreement. Such co-marketing and co-branding shall be mutually agreed and approved as required.

      7. PUBLIC RELATIONS, PRESS RELEASES. All public relations and/or press releases by either party to this agreement shall be approved by the other party prior to release such approval not to be unreasonably withheld.

      It is understood and agreed that each party may be required by rule or law to release certain information regarding this agreement. The releasing party will notify the other party of the requirement(s) and a copy of the released information. This release of information shall require the other parties approval, such approval not to be unreasonably withheld.

      8. MISCELLANEOUS. GLCH and ISTEC agree that this Strategic Alliance Agreement may from time to tome be modified, when necessary and appropriate, in order to maintain this relationship consistent with the goals and objectives of both parties. In no event shall this agreement restrict either party to this agreement from pursuing other business, or relationships, with outside parties, to further the individual goals and objectives of the parties to this agreement.



Agreed to this 4th day of November, 2005.



Gridline Communications Holdings, Inc.     Ibero American Science and Technology
                                           Education Consortium

By: /s/ Terry Dillon                       By: /s/ Dr. Mauro Miskulin
    ---------------------                      -----------------------------
    Terry Dillon, COO/CTO                      Dr. Mauro Miskulin, President